Confidential – For Discussion Purposes
PROJECT CYPRESS
Process Overview
March 22, 2010
*** Portions of this exhibit have been
omitted pursuant to a request for
confidential treatment, such material
has been filed separately with the
SEC. The symbol [***] in this exhibit
indicates that the information has been
ommitted.
Exhibit (c)(vii)

TABLE OF CONTENTS
I. PUBLIC TRADING OVERVIEW
II. FINANCIAL SPONSOR PROCESS REVIEW
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individuals principally responsible for preparation of this presentation have received compensation that is based upon, among other factors, Stephens Inc.’s investment banking revenues. Additional information available upon request. ©Stephens Inc. 2010

I. PUBLIC TRADING OVERVIEW

RECENT PRICE PERFORMANCE
Source: Capital IQ.
Note: Market capitalization in millions; volume and per share data in actuals.
(September 17, 2009 – March 17, 2010)
$1.00
$1.20
$1.40
$1.60
$1.80
$2.00
$2.20
9/17/09 10/17/09 11/17/09 12/17/09 1/17/10 2/17/10 3/17/10
OMNI 10-Day Average 30-Day Average 60-Day Average
OMNI Trading History
Current Stock Price:
Closing Stock Price (3/17/10) 1.93 $
Market Capitalization 42.8
52-Week High 2.56
52-Week Low 0.69
Average Stock Price:
5 Day Average 1.91 $
30 Day Average 1.64
90 Day Average 1.45
1 Year Average 1.59
Average Daily Trading Volume:
5 Day Average 176,380
30 Day Average 68,450
90 Day Average 79,968
1 Year Average 92,673

2/17/10 2/22/10 2/26/10 3/5/10 3/11/10 3/17/10
90
95
100
105
110
115
120
125
130
9/17/09 10/23/09 11/27/09 1/1/10 2/8/10 3/17/10
50
60
70
80
90
100
110
120
130
3/17/09 5/29/09 8/10/09 10/22/09 1/1/10 3/17/10
50
100
150
200
250
300
350
400
3/17/08 8/8/08 1/2/09 5/29/09 10/22/09 3/17/10
0
20
40
60
80
100
120
140
160
180
RECENT INDEXED PRICE PERFORMANCE
2-YEAR 1-YEAR
6-MONTH 1-MONTH
5
S&P 500
-8.6%
COMPS
-27.9%
S&P 500
6.1%
COMPS
5.5%
S&P 500
49.9%
OMNI
179.7%
COMPS
201.3%
Note: Comps include ALY, BAS, CPX, KEG and NR.
S&P 500
9.5%
OMNI
9.0%
COMPS
21.2%
OMNI
19.9%
OMNI
-49.2%

TRADING COMPARABLES

Ticker Price % of 52 Equity Enterprise EBITDA EBIT
Symbol 3/17/10 Week High Value Value 2009 2010E 2011E 2009 2010E 2011E
Key Energy Services Inc. KEG 11.26 $        97.6% 1,381.0 $     1,867.5 $     120.5 $        240.0 $        331.2 $        (49.1) $         70.0 $          186.0 $
15.5x 7.8x 5.6x N/M 26.7x 10.0x
Complete Production Services, Inc. CPX 13.91           86.6% 1,070.4        1,644.3        149.6 $        252.0 $        320.2 $        (51.1) $         43.8 $          144.7 $
11.0x 6.5x 5.1x N/M N/M 11.4x
Basic Energy Services, Inc. BAS 9.49             71.5% 384.2           760.6           32.9 $          81.0 $          126.1 $        (99.7) $         (30.4) $         19.9 $
23.1x 9.4x 6.0x N/M N/M N/M
Allis-Chalmers Energy, Inc. ALY 4.05             82.0% 285.1           770.5           75.5 $          116.0 $        159.9 $        (7.0) $           24.6 $          66.3 $
10.2x 6.6x 4.8x N/M 31.3x 11.6x
Newpark Resources Inc. NR 5.73             97.9% 499.2           610.7           12.8 $          73.0 $          94.9 $          (15.3) $         18.3 $          44.1 $
N/M 8.4x 6.4x N/M 33.4x 13.8x
Summary of Market Multiples:
Maximum 23.1x 9.4x 6.4x N/M 33.4x 13.8x
Minimum 10.2  6.5  4.8  N/M 26.7  10.0
Mean 14.9x 7.7x 5.6x N/M 30.5x 11.7x
Median 13.2  7.8  5.6  N/M 31.3  11.5
Company
(Dollars in Millions)
Source: Capital IQ, Bloomberg and Wall Street research.

II. FINANCIAL SPONSOR PROCESS REVIEW

7 INVESTOR PROCESS SUMMARY 8 49 27 21 8 8 [***]

Premium Range 42.5% - 42.5%
2009 Multiple Range 6.2x - 6.2x
2010 Multiple Range 4.9x - 4.9x
Premium Range 29.5% - 55.4%
2009 Multiple Range 5.8x - 6.6x
2010 Multiple Range 4.6x - 5.2x
Premium Range 29.5% - 45.1%
2009 Multiple Range 5.8x - 6.3x
2010 Multiple Range 4.6x - 5.0x
Premium Range 24.4% - 42.5%
2009 Multiple Range 5.6x - 6.2x
2010 Multiple Range 4.5x - 4.9x
Premium Range 33.2% - 33.2%
2009 Multiple Range 5.9x - 5.9x
2010 Multiple Range 4.7x - 4.7x
Premium Range 16.6% - 42.5%
2009 Multiple Range 5.4x - 6.2x
2010 Multiple Range 4.3x - 4.9x
Premium Range 16.6% - 42.5%
2009 Multiple Range 5.4x - 6.2x
2010 Multiple Range 4.3x - 4.9x
Premium Range -1.6% - 28.5%
2009 Multiple Range 4.1x - 5.8x
2010 Multiple Range 3.3x - 4.6x
Premium Range -64.2% - 32.6%
2009 Multiple Range 3.2x - 5.9x
2010 Multiple Range 2.5x - 4.7x
$2.75
$2.50
$2.50
$2.25
$2.25
$1.90
$0.69
$2.75
$3.00
$2.80
$2.75
$2.48
$2.56
$2.40
$2.57
$2.75
$2.75
$2.57
9
SUMMARY OF INDICATIONS RECEIVED
52-Week Trading
Range
(Dollars in Actuals)
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IMPLIED VALUATION SENSITIVITY

(Dollars in Millions, Except per Share)
(1) Represents 5,396 shares convertible at $1.95.
(2) Assumes $3.5 million of EBITDA for Q1-2010 (assumes seismic projects delayed to Q2-2010 due to adverse weather in Q1-2010).
Current Assuming a Share Price of:
1.93 $               2.00 $               2.25 $               2.50 $               2.75 $               3.00 $
Premium to Current 0.0% 3.6% 16.6% 29.5% 42.5% 55.4%
Shares Outstanding 21.3 21.3 21.3 21.3 21.3 21.3
In-the-Money Options & Warrants 0.8 4.9 5.4 6.6 6.6 6.6
In-the-Money Convertible Securities - 2.8 2.8 2.8 2.8 2.8
Fully Diluted Shares 22.2 29.0 29.5 30.7 30.7 30.7
Market Capitalization 42.8 $               58.1 $               66.3 $               76.6 $               84.4 $               92.1 $
Plus: Net Debt (12/31/09)
50.4 50.4 50.4 50.4 50.4 50.4
Plus: CVT Preferred (12/31/09)
1
5.4 - - - - -
Less: Options & Warrants Proceeds
(1.1) (9.1) (10.0) (12.7) (12.8) (12.8)
Total Enterprise Value 97.5 $               99.4 $               106.7 $            114.3 $            122.0 $            129.7 $
Data: Multiples:
2009E EBITDA 19.1 $     5.1x 5.2x 5.6x 6.0x 6.4x 6.8x
3/31/10E LTM EBITDA
2
16.1 6.1  6.2  6.6  7.1  7.6  8.1
2010E EBITDA 24.1 4.0  4.1  4.4  4.7  5.1  5.4
Data: Premiums:
Current Price 1.93 $     0.0% 3.6% 16.6% 29.5% 42.5% 55.4%
10-Day Average 1.76 9.8    13.8    28.1    42.3    56.5    70.7
30-Day Average 1.64 17.4    21.7    36.9    52.1    67.3    82.5
60-Day Average 1.57 23.2    27.7    43.7    59.6    75.6    91.6

PRIVATE EQUITY FIRM REVIEW THROUGH MARCH 18, 2010
Firm
Current
Range Initial Range
Available
Capital
Deal
Size Range
Proposed
Leverage
Financial Sponsor
Fees Co-Investors
Wellspring Capital
Management
$2.75
(Expires 03/22/10)
$2.35 $300 mm $25 mm /
$150 mm
$55 mm No management
fees
No, but LPs often
co-invest
[***] $2.50–$3.00 $2.50–$3.00 $1.3 bn $100 mm /
$200 mm
$54 mm $2 mm at closing
$500k annual
No
[***] $2.50–$2.80 $2.00–$2.40 $300 mm $15 mm /
$85 mm
Sr. $50 mm
Jr. $20 mm
1.5% Transaction
$200k annual
No
[***] $2.40–$2.75 $2.00–$2.25 $720 mm $75 mm /
$150 mm
Max D/E
50/50
1% on equity
Annual 3%  equity
No
[***] $2.57 $2.00–$2.25 $800 mm $75 mm /
$100 mm
$38 mm 2% on equity
$750k annual
No
[***] $2.25–$2.75 $2.25–$2.75 $400 mm $5 mm /
$75 mm
$50 mm $875k at closing
$375k annual
No, but LPs often
co-invest
[***] $2.25–$2.75 $2.25–$2.75 $150 mm $50 mm /
$150 mm
2.0x “Market” closing and
annual fees
No
[***] $1.90–$2.48 $2.25–$2.50 $1.0 bn $50 mm /
$150 mm
All Equity – No
Financing
Contingency
“Market” closing and
annual fees
No

PRIVATE EQUITY FIRM TRANSACTION EXPERIENCE
Firm
Take Private
Transactions
Energy Portfolio
Companies
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Wellspring
Capital
Performance Food Grp
Checkers Restaurants
Dave and Busters
American Coin Merch.
None
12
Firm
Take Private
Transactions
Energy Portfolio
Companies
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PRIVATE EQUITY FIRM DESCRIPTIONS Firm Description of Firm [***] [***] [***] [***] [***] [***] [***] [***] 13

PRIVATE EQUITY FIRM DESCRIPTIONS (CONTINUED) Firm Description of Firm [***] [***] [***] [***] [***] [***] Wellspring Capital (New York, NY) [***] [***] [***] 14

INVESTORS CONTACTED
Private Equity Firms Contacted
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